

                                   EXHIBIT 11
                             LASERSIGHT INCORPORATED
                 COMPUTATION OF EARNINGS (LOSS) PER COMMON SHARE
                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994


                                                                1996               1995               1994
                                                                ----               ----               ----
                                                           (Restated)
PRIMARY
     Weighted average shares outstanding                        7,486,300         6,325,567          5,492,170
     Issuable shares, acquisition of The Farris Group             406,700           406,700            158,000
     Net effect of dilutive stock options and warrants                  -           492,733            515,830
                                                            --------------     -------------      -------------
                                                                7,893,000         7,225,000          6,166,000
                                                            ==============     =============      =============

     Net income (loss)                                      $ (4,074,369)      $  4,591,871       $  1,018,431
                                                                               =============      =============

     Conversion discount on preferred stock                   (1,010,557)

     Dividends on preferred stock                               (358,618)
                                                            --------------

     Loss attributable to common shareholders               $ (5,443,544)
                                                            ==============

     Primary earning (loss) per share                       $      (0.69)      $       0.64      $        0.17
                                                            ==============     =============      =============

     Additional primary calculation:
       Loss attributable to common shareholders, above      $ (5,443,544)
                                                            ==============

     Additional adjustment to weighted average number of
       shares:
       Weighted average number of shares as adjusted per
          above                                                 7,893,000
       Dilutive effect of contingently issuable shares
          and stock options                                       255,000
                                                            --------------
       Weighted average number of shares, as adjusted           8,148,000
                                                            ==============

       Primary loss per share, as adjusted                  $       (0.67) (A)
                                                            ==============


FULLY DILUTED
     Weighted average shares outstanding                        7,486,300         6,325,567          5,492,170
     Effect of preferred stock conversions from issuance
       date to date of conversion                                 530,000                 -                  -
     Issuable shares, acquisition of  The Farris Group            406,700           406,700            158,000
     Net effect of dilutive stock options                               -           497,733            580,250
     Net effect of dilutive stock options, contingently
       issuable                                                         -                 -            311,580
                                                            --------------     -------------      -------------
                                                                8,423,000         7,230,000          6,542,000
                                                            ==============     =============      =============

     Net income (loss)                                      $ (4,074,369)      $  4,591,871       $  1,018,431
                                                                               =============      =============

     Conversion discount on preferred stock                   (1,010,557)

     Dividends on preferred stock                               (358,618)
     Less dividends on preferred stock converted
       during year                                               319,508
                                                            --------------

     Loss attributable to common shareholders               $ (5,124,036)
                                                            ==============

     Fully diluted earnings (loss) per share                $      (0.61)      $       0.64       $       0.16
                                                            ==============     =============      =============

     Additional fully diluted calculation:
       Loss attributable to common shareholders, above      $ (5,124,036)
                                                            ==============

     Additional adjustment to weighted average number of
       shares:
       Weighted average number of shares as adjusted per
         above                                                 8,423,000
       Dilutive effect of contingently issuable shares,
         stock options and convertible preferred stock           331,000
                                                            --------------
       Weighted average number of shares, as adjusted           8,754,000
                                                            ==============

       Fully diluted loss per share, as adjusted            $      (0.59) (A)
                                                            ==============

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(A) - This  calculation  is  submited in  accordance  with  Regulation  S-K item
601(b)(11) although it is contrary to paragraph 40 of APB Opinion No. 15 because it produces an anti-dilutive result.